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                 [Letterhead of Sutherland Asbill & Brennan LLP]

                                 April 25, 2001


Board of Directors
GE Investments Funds, Inc.
3003 Summer Street

Stamford, CT 06905

         RE:      GE Investments Funds, Inc.
                  FILE NO. 2-91369

Gentlemen:

         We hereby consent to the reference to our name under the caption "Counsel" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 28 to Form N-1A for GE Investments Funds, Inc. (File No. 2-91369). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,


                                            SUTHERLAND ASBILL & BRENNAN LLP

                                            By: /s/ David S. Goldstein

                                                     David S. Goldstein